As filed with the Securities and Exchange Commission on January 11, 2005
File No. 0-50933

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 10/A

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Orbimage Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	54-1660268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21700 Atlantic Boulevard Dulles, VA (Address of principal executive office)	20166 (Zip Code)

Registrant’s telephone number, including area code:

(703) 480-7500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

NOT APPLICABLE	NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.01 PER SHARE

(Title of class)

      The Registrant is amending its Form 10 Registration Statement, filed with the Securities and Exchange Commission on September 10, 2004, as amended by its first amended Form 10 on Form 10/A, filed on December 1, 2004, and by its second amended Form 10 on Form 10/A, filed on January 4, 2005, in order to file revised versions of Exhibits 10.1. 10.1.1, 10.2 and 10.3. The revised versions of these exhibits have been amended to address comments received from the staff of the Securities and Exchange Commission in response to the Registrant’s request for confidential treatment of certain information included therein.

Item 15.	Financial Statements and Exhibits

      (a) Financial Statements

      See Index to Financial Statements on page F-1.

      (b) Exhibits:

Exhibit No.		Description

2.1		Fourth Amended Disclosure Statement and Plan of Reorganization (incorporated by reference to Exhibit T3E to Form T-3 filed by Orbital Imaging Corporation on December 3, 2003 (File No. 022-28714))
3.1		Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit T3A to Form T-3 filed by Orbital Imaging Corporation on December 3, 2003 (File No. 022-28714))
3.2		Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit T3B to Form T-3 filed by Orbital Imaging Corporation on December 3, 2003 (File No. 022-28714))
*4	.1	Note and Security Agreement for Senior Notes Due 2008 (with Form of Note)
*4	.1.1	First Amendment to Note and Security Agreement for Senior Notes due 2008
4.2		Indenture, Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit T3C to Form T-3 filed by Orbital Imaging Corporation on December 3, 2003 (File No. 022-28714))
*4	.2.1	Supplemental Indenture, Senior Subordinated Notes due 2008
*4	.3	Registration Rights Agreement dated as of December 31, 2003
*4	.4	Form of Warrant — Warrants issued December 31, 2003
*4	.5	Registration Rights Agreement dated as of November 16, 2004
*4	.6	Form of Warrant — Warrants issued November 16, 2004
***10	.1	Distribution Agreement with NTT Data Corporation
***10	.1.1	Amendment No. 1 to Distribution Agreement with NTT Data Corporation
***10	.2	Amended and Restated Distributor License Agreement with Korea Aerospace Industries, Ltd.
**10	.2.1	Amendment No. 1 to Amended and Restated Distributor License Agreement with Korea Aerospace Industries, Ltd.
**10	.2.2	Amendment No. 2 to Amended and Restated Distributor License Agreement with Korea Aerospace Industries, Ltd.
**10	.2.3	Amendment No. 3 to Amended and Restated Distributor License Agreement with Korea Aerospace Industries, Ltd.
***10	.3	Amended and Restated Access Agreement
*10	.4	2003 Employee Stock Incentive Plan
*10	.5	2004 Non-Employee Director Stock Incentive Plan
*10	.6	Employment Agreement for Matthew O’Connell
*10	.7	Restricted Stock Agreement for Matthew O’Connell
*10	.8	Employment Agreement for Tim Puckorius
*10	.9	Form of Restricted Stock Agreement for Employees
*10	.10	Form of Indemnity Agreements for Directors and Executive Officers
*10	.11	Form of Investment Agreement for private placement of shares and warrants and commitment to backstop rights offering
****10	.12	Contract No. HM1573-04-C-0003 with U.S. National Geo-Spatial Intelligence Agency
****10	.13	Contract No. HM1573-04-C-0014 with U.S. National Geo-Spatial Intelligence Agency

1

Exhibit No.		Description

****10	.14	Contract No. HM1573-04-3-0001 with U.S. National Geo-Spatial Intelligence Agency
*16		Letter re: Change in Certifying Accountant

*	Previously filed.

**	Portions of exhibits previously filed have been omitted pursuant to a request for confidential treatment. Such portions have been filed separately with the Securities and Exchange Commission.

***	Portions of exhibits filed herewith have been omitted pursuant to a request for confidential treatment. Such portions have been filed separately with the Securities and Exchange Commission.

****	To be filed by Amendment.

2

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dulles, Virginia on January 11, 2005.

ORBIMAGE INC.

By:	/s/ MATTHEW M. O’CONNELL

Name: Matthew M. O’Connell

Title:	President and Chief Executive Officer

3